Exhibit 32.2

Certification by the Chief Financial Officer Pursuant to 18. U.s.c. Section 1350
      as Adopted Pursuant to Section 906 of the Sarbanes-oxley Act of 2002


The undersigned hereby certifies that, to his or her knowledge, (I) the Form 10-Q filed by Four Oaks Fincorp, Inc. (the "Issuer") for the quarter ended June 30, 2005 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (II) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

                              FOUR OAKS FINCORP, INC.


Date:  August 12, 2005        By:   /S/ NANCY S. WISE
                              ----------------------------------
                              Nancy S. Wise
                              Executive Vice President and
                              Chief Financial Officer



This Certification is being furnished solely to accompany this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.